SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 1, 2006

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2006, Internet Capital group Operations, Inc., a wholly owned subsidiary of Internet Capital Group, Inc. (the “Company”), Wayne Strategy Consultants, Inc. (“WSCI”) and Dr. Michael Zisman entered into the Second Amendment to Independent Contractor Agreement (the “Second Amendment”). Dr. Zisman is a member of the Company’s Board of Directors and the sole stockholder of WSCI. The Second Amendment amends the Independent Contractor Agreement dated August 17, 2004 by and among the Company, WSCI and Dr. Zisman, which was previously amended on January 18, 2005. A copy of the Second Amendment is filed herewith as Exhibit 10.1.

The Second Amendment provides for a reduction in the amount of full business time and effort that Dr. Zisman will devote to providing services to the Company from 90% to 50% beginning September 1, 2006. The compensation to be paid to WSCI in respect of such services will be reduced from $360,000 per year to $200,000 per year. WSCI’s target bonus for 2006 will be $306,667 and, thereafter, will be $200,000 (pro rated for any partial calendar year), with the determination of the amount of any bonus taking into account the overall percentage of target bonus declared by the Company’s Board of Directors or Compensation Committee of the Board of Directors.

Pursuant to the Second Amendment, Dr. Zisman will forfeit 156,771 stock appreciation rights (“SARs”) and 37,500 shares of restricted stock granted in July 2005. The vesting schedule for unvested equity retained by Dr. Zisman will be as follows: 12,000 shares of restricted stock will vest in August 2006, 6,000 shares of restricted stock will vest in each of August 2007 and 2008, 25,500 shares of restricted stock will vest in November 2006, 12,750 shares of restricted stock will vest in each of November 2007 and 2008, and the remaining 156,771 unvested SARs will vest pro rata over 35 months beginning September 2006. Additionally, pursuant to the Second Amendment, management will recommend to the Compensation Committee of the Company’s Board of Directors that Dr. Zisman be awarded additional equity grants in the future similar to those to be awarded to the managing directors of the Company, taking into account the percentage of his business time devoted to the Company. The Second Amendment includes an acknowledgement by Dr. Zisman that during the term of the agreement he shall not be entitled to receive equity grants or cash compensation in respect of his service on the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

10.1	Second Amendment to Independent Contractor Agreement dated August 1, 2006 by and among Internet Capital Group Operations, Inc., Wayne Strategy Consultants, Inc. and Dr. Michael Zisman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: August 2, 2006	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Independent Contractor Agreement dated August 1, 2006 by and among Internet Capital Group Operations, Inc., Wayne Strategy Consultants, Inc. and Dr. Michael Zisman